Exhibit 99.1

Korro Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Corporate Update

—	Nominated KRRO-121 development candidate for the potential treatment of hyperammonemia in patients with urea cycle disorders and hepatic encephalopathy

—	Advanced GalNAc-conjugated oligonucleotide for alpha-1 antitrypsin deficiency; on track to nominate development candidate second quarter of 2026

—	Recent oversubscribed $85 million private placement extends cash runway into the second half of 2028

CAMBRIDGE, Mass., March 12, 2026 (GLOBE NEWSWIRE) -- Korro Bio, Inc. (Korro) (Nasdaq: KRRO), a biopharmaceutical company developing a new class of genetic medicines based on RNA editing for rare and highly prevalent diseases, today reported results for the fourth quarter and full year ended on December 31, 2025, and provided a corporate update.

“This past year and in particular, the fourth quarter proved to be an important period for the company as we continued our mission to develop treatments for debilitating diseases using our novel RNA editing platform,” commented Ram Aiyar, Ph.D., Chief Executive Officer and President of Korro Bio. “We entered 2026 with a great deal of momentum, and with the recent closing of a private placement financing, are now well positioned to achieve our clinical and corporate growth objectives.”

Fourth Quarter 2025 Highlights and Recent Developments:

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Nominated KRRO-121 for clinical development for the treatment of hyperammonemia in patients with urea cycle disorders (UCDs) and hepatic encephalopathy (HE)

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Potential first-in-class transformational therapy for two diseases with debilitating unmet medical needs each representing >$1 billion market opportunities.

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UCDs are inherited genetic conditions that impact the body’s ability to remove toxic ammonia from the blood. When one of the enzymes in the urea cycle is deficient or missing, ammonia accumulates to dangerous levels. Current treatments require severe diet restrictions, multiple doses of medications per day and can cause unpleasant side effects, including poor palatability, body odor, and gastrointestinal issues. Regardless, strict adherence to these regimens is necessary to reduce the risk of hyperammonemic crises, which can result in severe and permanent neurological symptoms, coma, or death.

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HE is a neuropsychiatric complication of liver disease characterized by cognitive dysfunction and altered consciousness. Primarily caused by the body’s inability to detoxify ammonia, HE leads to ammonia accumulating in the bloodstream and crossing the blood-brain barrier, causing brain dysfunction that ranges from subtle cognitive impairment to severe confusion and coma. Current treatments focus on reducing ammonia production and promoting its excretion via the gut. However, these regimens are often poorly tolerated and have little to no impact on blood ammonia levels, and many patients suffer from recurrent episodes.

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KRRO-121 is designed to edit glutamine synthase (GS) RNA to generate a stabilized, de novo variant of GS protein, with the ability to maintain ammonia clearance capacity in the liver for longer duration through a synthetic rescue approach.

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GalNAc-conjugation is used to bring KRRO-121 directly to the liver cells (hepatocytes) where KRRO-121 is engineered to edit GS RNA to create a de novo protein with a single amino acid change. The de novo protein prevents glutamine-induced proteasomal degradation of GS, creating a compensating protein through a synthetic rescue approach rather than repairing a specific mutation of an enzyme involved in the urea cycle.

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Intended to provide direct ammonia control through stabilization of GS protein in the liver and convenient subcutaneous delivery using precedented GalNAc-conjugated technology, a potential improvement for patient convenience and compliance versus the 2-4 times a day dosing schedule for current therapies.

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Pre-clinical data suggests potential to be a pan-UCD treatment addressing multiple UCD subtypes irrespective of their enzyme deficiencies in the urea cycle.

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Hosted Virtual Analyst Day, which provided an overview of the unmet medical need in hyperammonemia conditions, the associated burden on the healthcare system, and the scientific rationale behind KRRO-121 for UCD and HE.

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Significantly progressed new alpha-1 antitrypsin deficiency (AATD) program reflecting pivot to GalNAC delivery after announcing in November 2025 that KRRO-110 did not reach projected levels of functional protein following a single administration. Advanced a GalNAc-conjugated oligonucleotide, which achieved >90% in vivo RNA editing, demonstrating the high therapeutic potential of RNA editing oligonucleotides and highlighting the possibility of repeat dose therapy to achieve the functional equivalent of a DNA modification without altering the genome.

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Continued pre-clinical R&D programs targeting the activation of AMPKγ1 for longevity and liver health and the creation of a de novo variant of TDP-43 for amyotrophic lateral sclerosis (ALS).

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Continued to refine the potency of its oligonucleotides and efficiency of its proprietary Oligonucleotide Promoted Editing of RNA (OPERA®) platform to identify and develop potentially transformational therapies for previously undruggable targets.
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Closed an oversubscribed $85 million private placement financing led by Venrock Healthcare Capital Partners with strong participation from new and existing investors on March 10, 2026.

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Concluded fourth quarter 2025 with $85.2 million in cash, cash equivalents and marketable securities; and following the completion of the March 2026 private placement financing, expect cash runway to extend into second half of 2028.

Upcoming Milestones:

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Nominate development candidate for GalNAc AATD program in the second quarter of 2026
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Regulatory filing for KRRO-121 in the second half of 2026
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Nominate development candidate for a third GalNAc-conjugated program in the second half of 2026

2025 Full Year and Fourth Quarter Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $85.2 million as of December 31, 2025, compared to $163.1 million as of December 31, 2024. Korro expects its cash, cash equivalents and marketable securities, along with funds from the recent March 2026 private placement financing, to fund operating expenses and capital expenditure requirements into the second half of 2028.

Collaboration Revenue: There was $6.4 million of collaboration revenue for the year ended December 31, 2025, as compared to $2.3 million for the year ended December 31, 2024. The increase was due to collaboration revenue earned in the full year of 2025 compared to only the fourth quarter of 2024 under the research and collaboration agreement with Novo Nordisk (which was paused for 12 months beginning in November 2025).

Research and Development (R&D) Expenses: R&D expenses were $65.6 million for the year ended December 31, 2025, as compared to $63.6 million for the year ended December 31, 2024. The increase was driven primarily by increases in KRRO-121 external research and development expenses and personnel expenses, partially offset by a decrease in KRRO-110 external expenses and other research and pre-development candidate expenses.

General and Administration (G&A) Expenses: G&A expenses were $28.2 million for the year ended December 31, 2025, as compared to $30.5 million for the year ended December 31, 2024. The decrease was primarily due to decreased professional fees, offset by an increase in personnel expenses.

Long-lived asset impairment charges: In connection with the November 2025 announcement regarding KRRO-110 and the workforce reductions, Korro determined that indicators of impairment existed and, as a result, incurred non-cash long-lived assets impairment charges, which consisted of $15.0 million and $15.9 million of non-cash impairment charges on Korro’s operating lease right-of-use asset and fixed assets, respectively, for the year ended December 31, 2025. Korro did not incur any impairment charges for the year ended December 31, 2024.

Restructuring charges: Restructuring charges for the year ended December 31, 2025 consisted of $3.6 million of employee termination benefits related to Korro workforce reductions in May and November 2025. During the year ended December 31, 2025, all activities related to the May 2025 workforce reduction were completed. The remaining payments related to the November 2025 workforce reduction are expected to be paid by the third quarter of 2026. Korro did not incur any restructuring charges for the year ended December 31, 2024.

Net Loss: Korro’s net loss was $117.3 million for the year ended December 31, 2025, as compared to $83.6 million for the year ended December 31, 2024. The increase is primarily due to the long-lived asset non-cash impairment charges of $30.9 million during fourth quarter of 2025.

About Korro

Korro is a biopharmaceutical company focused on developing a new class of genetic medicines based on editing RNA for both rare and highly prevalent diseases. Korro is generating a portfolio of differentiated programs that are designed to harness the body’s natural RNA editing process, enabling a precise yet transient single base edit. By editing RNA instead of DNA, Korro is expanding the reach of genetic medicines by delivering additional precision and tunability, which has the potential for increased specificity and improved long-term tolerability. Using an oligonucleotide-based approach, Korro expects to bring its medicines to patients by leveraging its proprietary platform with precedented delivery modalities, manufacturing know-how, and established regulatory pathways of approved oligonucleotide drugs. Korro is based in Cambridge, Massachusetts. For more information, visit korrobio.com.

Korro intends to use its Investor Relations website, LinkedIn, and X (Twitter) as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Korro’s Investor Relations website and follow @KorroBio on LinkedIn, and X (Twitter), in addition to following Korro’s press releases, SEC filings, public conference calls, presentations, and webcasts.

About Hyperammonemia and KRRO-121

Hyperammonemia is due to insufficient clearance of ammonia from the blood stream. It manifests in multiple indications such as urea cycle disorders (UCD) and hepatic encephalopathy (HE). UCD are rare inborn errors of metabolism involving deficiencies of enzymes required for ureagenesis. The absence or deficiency of any of the urea cycle enzymes results in increased ammonia in the blood to dangerous levels. HE is a neuropsychiatric complication of liver disease characterized by cognitive dysfunction and altered consciousness. HE is primarily caused by the liver’s inability to detoxify ammonia and occurs typically in patients with cirrhotic livers. This leads to ammonia accumulating in the bloodstream after crossing the blood-brain barrier, causing brain dysfunction that ranges from subtle cognitive impairment to severe confusion and coma. KRRO-121 is an RNA-editing oligonucleotide conjugated with GalNAc for the potential treatment of hyperammonemia in patients with UCD of any mutational background in adults and adolescents as well as patients with HE. Utilizing Korro’s proprietary OPERA® platform, KRRO-121 is designed to stabilize a critical enzyme involved in reducing ammonia levels.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, but are not limited to, express or implied statements regarding expectations, hopes, beliefs, intentions or strategies of Korro regarding the future including, without limitation, express or implied statements regarding: the timing of the regulatory filing for KRRO-121; the first-in-class potential of, and market opportunity for, KRRO-121 as a treatment for hyperammonemia for patients with UCDs and HE; timing of nominating a development candidate for Korro’s GalNAc-conjugated program for AATD and third GalNAc-conjugated program; and Korro’s cash runway and financial resources; among others. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “aim,” “target,” “commit,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are based on current expectations and assumptions that, while considered reasonable are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control including risks associated with pre-clinical studies and conducting clinical trials; risks associated with validating in clinical trials observations from pre-clinical studies; risks associated with collaborating with third parties; other risks associated with protecting intellectual property; as well as risks associated with general economic conditions; and other risks and uncertainties indicated from time to time in Korro’s filings with the Securities and Exchange Commission (SEC), including Part I Item 1A. “Risk Factors” in Korro’s Annual Report on Form 10-K filed with the SEC on the date hereof, as such may be amended or supplemented by its other filings with the SEC. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by law, Korro does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or in the events, conditions or circumstances on which any such statement is based. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Korro.

Korro Bio Contact Information

Investor & Media Contact

Malini Chatterjee, Ph.D

Blueprint Life Science Group

mchatterjee@bplifescience.com or ir@korrobio.com

917.330.4269

Korro Bio, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2025	2024
Revenue:
Collaboration revenue	$6,392	$2,271
Operating expenses:
Research and development	65,575	63,636
General and administrative	28,159	30,545
Long-lived asset impairment charge	30,886	—
Restructuring charge	3,627	—
Total operating expenses	128,247	94,181
Loss from operations	(121,855)	(91,910)
Other income:
Other income, net	5,232	8,470
Total other income, net	5,232	8,470
Loss before provision for income taxes	(116,623)	(83,440)
Provision for income taxes	(637)	(141)
Net loss	$(117,260)	$(83,581)
Other comprehensive income:
Unrealized (loss) gain on available-for-sale marketable securities	(26)	184
Foreign currency translation adjustments, net	(30)	84
Comprehensive loss	$(117,316)	$(83,313)
Net loss per share, basic and diluted	$(12.48)	$(9.37)
Weighted-average shares used in computing net loss per share, basic and diluted	9,395,402	8,920,561

Korro Bio, Inc.

Selected Consolidated Balance Sheet Data

(in thousands)

	December 31, 2025	December 31, 2024
Cash, cash equivalents and marketable securities	$85,187	$163,054
Working capital (1)	70,435	116,572
Total assets	113,506	226,240
Total liabilities	62,067	65,825
Total stockholders' equity	51,439	160,415

(1) Working capital is defined as current assets less current liabilities.